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                                                             EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference to the Registration Statement on Form S-8 of IDT Corporation ("IDT") for the registration of 1,000,000 shares of its common stock pertaining to the Amended and Restated 1996 Stock Option and Incentive Plan, of our report dated September 25, 1997, with respect to the consolidated financial statements and schedule of IDT included in its Annual Report on Form 10-K/A for the year ended July 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ------------------------

                                                 ERNST & YOUNG LLP

New York, New York
December 12, 1997